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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Imagyn Medical Technologies, Inc. on Form S-3 (File No. 333- ______ ) of our report dated May 9, 1997 included in Imagyn Medical Technologies Inc's Annual Report on Form 10-K for the year ended March 31, 1998 on our audits of the financial statements of Microsurge, Inc. as of March 31, 1997 and for the year ended March 31, 1997 and the nine months ended March 31, 1996 (not separately included therein). We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 17, 1998